Exhibit 10.1

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “Waiver”) is dated this 23rd day of May, 2025, by and between La Rosa Holdings Corp. (the “Company”) and [*] (the “Holder”).

WHEREAS, the Holder beneficially owns and holds (i) a senior secured convertible note of the Company in an aggregate principal amount as set forth on Schedule I attached hereto (the “Original Note”), which was issued pursuant to that certain Securities Purchase Agreement, dated as of February 4, 2025 (as amended, supplemented or otherwise modified from time to time, the “SPA”), by and among the Company and the Holder and (ii) certain incremental note purchase warrants (the “Incremental Warrants”) to purchase additional senior secured convertible promissory notes of the Company (the “Incremental Notes” and, together with the Original Note, the “SPA Notes”) as set forth on Schedule I attached hereto, issuable pursuant to the SPA. Capitalized terms not defined herein shall have the meaning as set forth in the SPA.

WHEREAS, pursuant to Section 2(a) of the Registration Rights Agreement, the Company is required to file a registration statement (the “Initial Registration Statement”) providing for the resale by the Holder of a number of shares of Common Stock equal to the Required Registration Amount, including Incremental Conversion Shares.

WHEREAS, as of the date of this Waiver the Company has not filed its Quarterly Report on Form 10-Q for the quarter ending March 31, 2025 with the SEC (“Q1 2025 Quarterly Report”), which is considered an Event of Default pursuant to Sections 4(a)(viii) of the SPA and of the Original Note.

WHEREAS, with respect to Q1 2025 Quarterly Report, the Holder desires to waive until May 30, 2025 (the “Q1 2025 Quarterly Report Waiver End Date”) all rights to all default penalties, default interest, and acceleration of any amounts under the Original Note, and any other rights resulting from the Event of Default under the SPA, the Original Note, Incremental Warrants, and other Transaction Documents.

WHEREAS, the Holder desires to waive, in part, to the extent set forth herein, Section 2(a) of the Registration Rights Agreement with respect to the requirement to register for resale by the Holder on the Initial Registration Statement, the Incremental Conversion Shares.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Waiver.

1.1 Required Registration Amount Waiver. Effective as of the date hereof, the Holder hereby irrevocably agrees to waive, in part, Section 2(a) of the Registration Rights Agreement such that the Initial Registration Statement shall only be required to register for resale by the Holder the number of Conversion Shares underlying the Original Note; provided, that the Company hereby agrees to file subsequent registration statements within thirty (30) calendar days following the issuance of any Incremental Notes pursuant to the exercise or call of an Incremental Warrant, registering for resale by the Holder all Conversion Shares issuable upon the conversion of any such Incremental Notes, which shall become a Filing Deadline (as defined in the Registration Rights Agreement) for such registration statements. The Holder hereby irrevocably agrees to waive its right to receive any Registration Delay Payments (as defined in the Registration Rights Agreement) based on the failure to register all Conversion Shares issuable upon the conversion of any Incremental Notes pursuant to the Initial Registration Statement.

1.2 Effectiveness of the Registration Statement. Notwithstanding anything to the contrary in Section 1(e) of the Registration Rights Agreement, the Filing Deadline with respect to the next amendment to the Initial Registration Statement shall be June 4, 2025.

1.3 Event of Default Waiver. Effective as of May 20, 2025, the Holder hereby irrevocably agrees to waive until the Q1 2025 Quarterly Report Waiver End Date all rights to all default penalties, default interest, and acceleration of any amounts under the Original Note, and any other rights resulting from the Event of Default under the SPA, the Original Note, Incremental Warrants, and other Transaction Documents, with respect to Q1 2025 Quarterly Report.

Section 2. Governing Law; Jurisdiction; Waiver of Jury Trial. This Waiver shall be construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Waiver shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS WAIVER.

Section 3. Counterparts. This Waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same Waiver and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 4. Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver in that jurisdiction or the validity or enforceability of any provision of this Waiver in any other jurisdiction.

Section 5. Ratification. Except as otherwise expressly provided herein, the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 6. Fees. The Company shall reimburse Pryor Cashman LLP (counsel to the Holder) in an aggregate non-accountable amount of $5,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Waiver. Each party to this Waiver shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

Section 7. No Material Non-Public Information. Nothing in this Waiver, including, without limitation, the transactions contemplated hereby, constitutes material non-public information. As of the time of execution of this Waiver, the Holder is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the time of execution of this Waiver without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder after the time of execution of this Waiver without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information, provided however, the Holder shall continue to be subject to applicable securities laws, rules and regulations. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law, rule or regulation. In addition, the Company acknowledges and agrees that, as of the time of execution of this Waiver, any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

[Company signature page to the Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

THE HOLDER:

[*]

By:
Name:	[*]
Title:	[*]

[Holder signature page to the Waiver]

Schedule I

Purchaser	Principal Amount of Original Note	Aggregate Principal Amount of Incremental Notes Issuable Upon Conversion of Incremental Warrants
[*]	$5,500,000	$40,000,000